Exhibit 99.1

MetLife Investment Management

For Immediate Release | Global Communications | MetLife, Inc.

MetLife Investment Management Completes Acquisition of PineBridge Investments

The combination brings together global scale and deep specialization, accelerating MetLife's growth in asset management

WHIPPANY, N.J., December 30, 2025 – MetLife Investment Management (MIM), the institutional asset management business of MetLife, Inc. (NYSE: MET), closed today on its acquisition of PineBridge Investments (PineBridge). The combined business manages $734.7 billion[1] of assets, serving clients around the world.

Accelerating growth in asset management is a top priority for MetLife in its New Frontier strategy. The acquisition brings together MIM's institutional strength and scale with PineBridge's global footprint and deep specialization to position MIM as a top-tier diversified global asset manager.

"Together, we are building a firm designed to meet today's market challenges and capture tomorrow's investment opportunities," said John McCallion, Chief Financial Officer of MetLife and Head of MIM. "We're confident the combination of these two firms furthers our ambition to accelerate growth in line with our New Frontier strategy."

MIM also announced its new senior leadership team, drawing top talent from both organizations. Brian Funk, president of MIM, will lead the combined business post-close. For more information on MIM's leadership team, visit https://investments.metlife.com or https://www.pinebridge.com.

"Our leadership team reflects the best of both firms," said Funk. "Together, our expertise and shared vision enable us to generate greater long-term value for our clients."

In December 2024, MIM announced its agreement to acquire PineBridge from the Pacific Century Group. More than half of the client assets acquired in the transaction are held by investors outside of the U.S., with one-third in Asia. The acquisition excludes PineBridge's private equity funds group business and its joint venture in China.

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For Media:
Brian Blaser
+1 (917) 674-3558
bblaser@metlife.com

For Investors: John Hall +1 (212) 578-7888 John.A.Hall@metlife.com About MetLife Investment Management MetLife Investment Management, the institutional asset management business of MetLife, Inc. (NYSE: MET), provides tailored investment management solutions to institutional investors worldwide. MetLife Investment Management has long-established global expertise in multi-asset, equities, public and private fixed income, real estate, alternatives, and insurance solutions and provides public and private pension plans, insurance companies, endowments, funds and other institutional clients with a range of bespoke investment solutions that seek to meet a range of long-term investment objectives and risk-adjusted returns over time. MetLife Investment Management has over 150 years of investment experience and, as of September 30, 2025, had $734.7 billion in pro forma combined total assets under management. For more information, see the Pro Forma Combined Total Assets Under Management Fact Sheet for the quarter ended September 30, 2025 available on MetLife’s Investor Relations webpage (https://investor.metlife.com). About MetLife MetLife, Inc. (NYSE: MET), through its subsidiaries and affiliates (“MetLife”), is one of the world’s leading financial services companies, providing insurance, annuities, employee benefits and asset management to help individual and institutional customers build a more confident future. Founded in 1868, MetLife has operations in more than 40 markets globally and holds leading positions in the United States, Asia, Latin America, Europe and the Middle East. For more information, visit https://www.metlife.com. Forward-Looking Statements The forward-looking statements in this news release, using words such as “confident,” “enable,” “furthers,” “position,” “seek,” and “will” are based on assumptions and expectations that involve risks and uncertainties, including the “Risk Factors” MetLife, Inc. describes in its U.S. Securities and Exchange Commission filings. MetLife’s future results could differ, and it does not undertake any obligation to publicly correct or update any of these statements. Endnotes 1 At estimated fair value. Represents the pro forma combined assets managed or advised by MIM and PineBridge, as if the acquisition had occurred as of September 30, 2025. The pro forma figure is presented for illustrative purposes only and does not reflect actual combined results for the completed period.